[Thrivent Financial letterhead]

February 24, 2003

Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street NW
Washington, DC  20549

Re: Thrivent Variable Life Account I
    Initial 1933 Act Registration
    1940 Act File No. 811-08289
    CIK# 0001039305
    Initial Registration on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the initial filing on Form N-6 ("Registration Statement") under the
Securities Act of 1933, as amended, (the "1933 Act") and the Investment Company Act of 1940, by Thrivent Financial
for Lutherans ("Thrivent Financial") and the Thrivent Variable Life Account I (the "Variable Account"). The
securities registered under the Registration Statement and units of interest ("Units") to be issued by the Variable
Account pursuant to certain individual variable life insurance contracts ("Contracts") described in the
Registration Statement.

I am an attorney of Thrivent Financial. I am familiar with the legal organization of Thrivent Financial and have reviewed all statements, records, instruments and documents that I have deemed necessary to examine for purposes of this opinion. I have examined the Registration Statement on Form N-6 to be filed with the Securities and Exchange
Commission in connection with the registration under the 1933 Act of an indefinite number of Units to be issued by the Variable Account in connection with the terms of the Contracts. I am of the opinion that:

1.   Thrivent Financial is a fraternal benefit society organized under the laws of the State of Wisconsin;

2.   The Variable Account is duly organized under the provisions of the Wisconsin Insurance Code as a separate account under which income, gains or losses, realized or unrealized, from assets allocated to the Variable
     Account, are credited or charged against the Variable Account under the terms of the Contracts without regard to income, gains or losses to Thrivent Financial;

3.   The assets held in the Variable Account equal the reserves and other liabilities under the Contracts and are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct; and

4.   The Contracts have been duly authorized by Thrivent Financial and issued in a manner contemplated by the
     Registration Statement and the Units thereunder constitute legal, validly issued and binding obligations of
     Thrivent Financial in accordance with the terms of the Contracts.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Respectfully,

/s/Brett Agnew

Brett Agnew
Senior Counsel